SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2005

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

On August 12, 2005, Titan Global Holdings, Inc. (the “Company”) issued to Farwell Equity Partners Ltd. 66,000,000 shares of its common stock as consideration for the issuance of 1,000 shares of Oblio Telecom, Inc. (“Oblio”) representing all of the issued and outstanding shares of Oblio. David Marks, the Company’s Chairman, is the Managing Member of Farwell. On December 31, 2005, the Company and Farwell entered into an agreement for the Recission of Stock Purchase Agreement dated August 12, 2005. Pursuant to the terms of the Recission Agreement, the Company returned to Farwell the shares of Oblio and Farwell returned to the Company the 66,000,000 shares of the Company’s common stock. Farwell simultaneously agreed to make a capital contribution to the Company of the 1,000 shares of Oblio, without consideration.

Item 3.02    Unregistered Sales of Equity Securities

Effective as of December 30, 2005, the Company issued an aggregate of 9,253,414 shares of common stock to Farwell upon conversion of an aggregate of $591,663.31 including accrued interest, at a value of $0.0639 per share. Such funds were loaned to the Company from on or about July 28, 2005 through November 28, 2005. The shares issued to Farwell are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

10.1	Recission of Stock Purchase Agreement
10.2	Loan Conversion Agreement

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Curtis Okumura
Curtis Okumura
President & Chief Executive Officer

Date: January 6, 2006